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                            ORGANIZATIONAL AGREEMENT

         This Organizational Agreement is entered into as of the 27th day of September, 1995 by and among the persons signing this Agreement as Organizers (the "Organizers") and First National Corporation, a South Carolina corporation, (the "Sponsor").

         Whereas, the Organizers and the Sponsor wish to organize a national bank in Rock Hill, South Carolina (the "Bank"); and

         Whereas, the Organizers and the Sponsor wish to memorialize their understandings with respect to the organization of the Bank.

         Now, therefore, for and in consideration of the premises and the agreements contained herein the Organizers and Sponsor agree as follows:

         1. Each of the Organizers agrees to serve as an Organizer of the Bank, and to participate in the organizational process in the manner and to the extent required by the National Bank Act and the rules, regulations and policies of the Office of the Comptroller of the Currency (the "OCC"). Each Organizer also agrees that he will serve as a director of the Bank upon its organization and will endeavor to the best of his ability to fully discharge the obligations of a director of a national bank. Each Organizer acknowledges that he understands that he will be required to provide certain information concerning his background and financial standing to the OCC in connection with the Application to Organize the Bank and agrees to promptly furnish such information as may be required. Each Organizer further understands that continued participation as an Organizer and, ultimately, as a director of the Bank is subject to the approval of the OCC and agrees that, if the approval of the OCC for his participation cannot be obtained or is delayed in a way that will substantially delay the opening of the Bank, he will withdraw from participation as an Organizer and as a prospective director of the Bank.

         2. Each Organizer agrees that, immediately upon the commencement of an offering of stock by the Sponsor to finance the capitalization of the Bank, he will subscribe to and pay for no less than $50,000 worth of stock of the Sponsor at the same price as such stock is offered to the public; provided, however, that if the Organizer is provided with a preliminary prospectus relating to such sale of stock and if such Organizer notifies the Company prior to the effectiveness of the prospectus that he will not subscribe for and purchase such stock and resigns as an Organizer and prospective director of the Bank, then such Organizer shall be relieved of any obligation to purchase the stock.

         3. The Sponsor agrees that it will bear the expense of preparing and filing the Application to Organize a National Bank with the OCC and it will subscribe to all of the Bank's capital stock (not to exceed $5 million).

         4. The Organizers agree that, promptly after this Agreement is signed by the Sponsor, they will meet and elect a Chairman and will designate Robert Hill as the person to be the President of the Bank and C. John Hipp, III to be the spokesperson for the Organizers.

          5. Each Organizer agrees to promptly notify the Sponsor of any communication he receives from the OCC or any other governmental agency regarding the Bank.

          6. With the exception of Mr. Hill, no Organizer shall receive any compensation for his service as an Organizer or as a director of the Bank until the Bank becomes profitable. Mr. Hill shall receive a salary and benefits from the Sponsor which may, to the extent permitted by applicable law and regulation, be charged to the organizational expenses of the Bank.


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          7. The Organizers shall not incur any expense with respect to the Bank without the prior written consent of the Sponsor.

          8. All correspondence or other communications regarding the organization of the Bank and the other matters contained in this Agreement shall be directed to the appropriate party at the address set forth by such parties named below.

          9. This Agreement shall be effective as of the date it is signed by the Sponsor.

         10. The Organizers may, with the approval of the Sponsor, bring in additional Organizers or replace Organizers who leave the group. Any such additional or replacement Organizer shall sign this Agreement and thereby be bound by its terms.

         11. This Agreement shall be governed by the laws of the State of South Carolina and shall inure to the benefit of and be enforceable against the parties hereto their respective heirs, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the effective date.

ORGANIZERS:




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